                                                                       EXHIBIT 1


                           DOMINION RESOURCES, INC.

              7,500,000 Premium Income Equity Securities (PIES)*
                    Consisting of 7,500,000 Corporate  PIES

                            UNDERWRITING AGREEMENT


                                                       October  5, 2000



Lehman Brothers Inc.
     as Representative for the Underwriters
     listed in Schedule II hereto
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285



Ladies and Gentlemen:

     Dominion Resources Inc., a Virginia corporation ("Dominion"), confirms its agreement with the underwriters named in Schedule II hereto, with respect to the issue and sale by Dominion and purchase by the Underwriters of 7,500,000 Premium Income Equity Securities ("PIES") specified in Schedule I hereto (the "Firm PIES"), and the public offering thereof by the Underwriters under the terms specified in Schedule I hereto (the "Agreement"). In addition, Dominion proposes to grant to the Underwriters an option to purchase up to an additional 750,000 PIES on the terms and for the purposes set forth in Section 4 (the "Option PIES"). The Firm PIES and the Option PIES, if purchased, are hereinafter collectively called the "PIES." Capitalized terms used herein without definition shall be used as defined in the Prospectus (as hereinafter defined).


____________________
* "Premium Income Equity Securities" and "PIES" are service marks owned by Lehman Brothers Inc.

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     1.   Underwriters and Representative.  The term "Underwriters" as used
          -------------------------------
herein shall be deemed to mean the several persons, firms or corporations (including the Representative hereinafter mentioned) named in Schedule II hereto, and the term "Representative" as used herein shall be deemed to mean the representative to whom this Agreement is addressed, who by signing this Agreement represents that it has been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named in
Schedule II hereto, the term "Underwriters" and the term "Representative" as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Any action under or in respect of this Agreement taken by the Representative will be binding upon all the Underwriters.

     2.   Description of the PIES.  Each PIES will initially consist of a unit
          -----------------------
(a "Corporate PIES") comprised of (a) a stock purchase contract (the "Purchase Contract" and, collectively the "Purchase Contracts"), to be issued under a Purchase Contract Agreement (the "Purchase Contract Agreement") between Dominion and The Chase Manhattan Bank, as the Purchase Contract Agent (the "Purchase Contract Agent"), under which (i) the holder will purchase from Dominion no later than November 16, 2004, for a price of $50, a number of shares of common stock, without par value, of Dominion (the "Common Stock"), equal to the Settlement Rate as set forth in the Purchase Contract Agreement and (ii) Dominion will pay to the holder contract adjustment payments and (b) a 2000 Series G 8.05 % Senior Note, due November 15, 2006 of Dominion, in the principal amount of $50 (the "Senior Note", and collectively, the "Senior Notes"). The holders of the PIES will pledge the Senior Notes to Bank One Trust Company, N.A., as Collateral Agent (the "Collateral Agent"), pursuant to a Pledge Agreement, to be entered into among Dominion, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent (the "Pledge Agreement"), to secure the holders' obligations to purchase Common Stock under the Purchase Contracts.

     The Senior Notes will be issued under the Company's Senior Indenture dated as of June 1, 2000, between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented, and as further supplemented by a Seventh Supplemental Indenture dated as of October 1, 2000 (collectively, the Indenture).


     3.   Representations and Warranties of Dominion.  Dominion represents and
          ------------------------------------------
warrants to, and agrees with, the Underwriters that:

          (a) A registration statement, No. 333-93187 on Form S-3 for the registration of the PIES under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the "Commission"), a copy of which as so filed has been delivered to you, has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the "Registration Statement"; the prospectus relating to the PIES included in the Registration Statement, which prospectus is now proposed to be supplemented by a supplement relating

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     to the PIES to be filed with the Commission under the Securities Act, as so supplemented, is hereinafter referred to as the "Prospectus". As used herein, the terms "Registration Statement", "prospectus" and "Prospectus" include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement, prospectus or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the "Incorporated Documents").

          (b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of Dominion, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules, regulations and releases of the Commission thereunder (the "Rules and Regulations") and, neither the Registration Statement on the Effective Date nor the Prospectus on the date hereof contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date, the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 3(b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to Dominion by the Underwriters or on the Underwriters' behalf through the Representative for use in the Registration Statement or Prospectus or the part of the Registration Statement which constitutes the Trustee's Statement of Eligibility under the Trust Indenture Act; and provided, further, that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

          (c) Except as reflected in, or contemplated by, the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a "Material Adverse Effect"). Dominion and its subsidiaries taken as a whole has

                                      -3-
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     no material contingent financial obligation which is not disclosed in the
     Registration Statement and the Prospectus.

          (d) Deloitte & Touche LLP, who have certified certain of Dominion's financial statements filed with the Commission and incorporated by reference in the Registration Statement, and PricewaterhouseCoopers LLP, who have certified certain of Consolidated Natural Gas Company's financial statements filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (e) Virginia Electric and Power Company, Consolidated Natural Gas Company, Dominion Transmission, Inc. and Dominion Capital, Inc. are the only Significant Subsidiaries of the Company as such term is defined in Rule 1-02 of Regulation S-X (when such Rule is applied to the pro forma fiscal year ended December 31, 1999). All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, with the exception of the outstanding preferred stock of Virginia Electric and Power Company which is owned by third parties, the capital stock of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

          (f) The execution, delivery and performance of this Agreement, the Indenture, the Corporate PIES, the Purchase Contract Agreement, the Senior Notes, the Pledge Agreement, and the Remarketing Agreement, and the consummation of the transactions contemplated in this Agreement, the Indenture, the Corporate PIES, the Purchase Contract Agreement, the Senior Notes, the Pledge Agreement, and the Remarketing Agreement, and in the Registration Statement (including the issuance and sale of the PIES and the use of the proceeds from the sale of the PIES as described in the Prospectus under the caption "Use Of Proceeds") and compliance by Dominion with its obligations under this Agreement, the Indenture, the Corporate PIES, the Purchase Contract Agreement, the Senior Notes, the Pledge Agreement and the Remarketing Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Dominion or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which Dominion or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of Dominion or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of Dominion or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Dominion or any subsidiary or any of their respective properties, assets or operations,

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     and Dominion has full power and authority to authorize, issue and sell the
     Corporate PIES, the Senior Notes and the Common Stock as contemplated by this Agreement.

          (g) The Corporate PIES have been duly authorized by the Company, and when duly executed by the Company (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and delivered by the Company and upon payment therefor as set forth herein, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


          (h) The unissued shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable.

          (i) Dominion is not, and, after giving effect to the offering and sale of the PIES and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended.


     4.   Public Offering.  On the basis of the representations and warranties
          ---------------
herein contained, but subject to the terms and conditions in this Agreement set forth, Dominion agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from Dominion, at the price, place and time hereinafter specified, the total number of the Firm PIES set forth opposite the name of such Underwriter in Schedule II hereto. The Underwriters agree to make a public offering of their respective Firm PIES specified in Schedule II hereto at the initial public offering price specified in Schedule I hereto. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify such offering without notice.

     In addition, Dominion hereby grants to the Underwriters an option to purchase up to 750,000 Option PIES. Such option is granted solely for the purpose of covering over-allotments in the sale of the Firm PIES and is exercisable as provided herein. Option PIES shall be purchased severally for the account of the Underwriters in proportion to the number of Firm PIES set forth opposite the name of such Underwriter in Schedule II hereto. The respective obligations of each Underwriter with respect to the Option PIES shall be adjusted by the Representative so that no

                                      -5-
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Underwriter should be obligated to purchase Option PIES other than in 100 unit amounts.

     The price of both the Firm PIES and any Option PIES shall be $50 per PIES.

     Dominion shall not be obligated to deliver any of the PIES to be delivered on the First Closing Date (as hereinafter defined) or the Second Closing Date (as hereinafter defined), as the case may be, except upon payment for all the PIES to be purchased on such Closing Date as provided herein.


     5.   Time and Place of Closing.  Delivery of the PIES to, and payment
          -------------------------
therefor by, the Representative for the accounts of the several Underwriters shall be made at the time, place and date specified in Schedule I or such other time, place and date as the Representative and Dominion may agree upon in writing, and subject to the provisions of Section 10 hereof. The hour and date of such delivery and payment are herein called the "First Closing Date", or the "Closing Date" as the context implies. On the First Closing Date, Dominion, through the facilities of The Depository Trust Company ("DTC"), shall deliver or cause to be delivered a securities entitlement with respect to the Firm PIES to the Representative for the account of each Underwriter against payment of the purchase price by wire transfer of same-day funds to a bank account designated by Dominion. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm PIES shall be registered in the name of Cede & Co., as nominee for DTC.

     At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 4 may be exercised by written notice being given to Dominion by the Underwriters. Such notice shall set forth the aggregate number of Option PIES as to which the option is being exercised, the denominations in which the Option PIES are to be issued and the date and time, as determined by the Underwriters, when the Option PIES are to be delivered; provided, however, that this date and time shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option PIES are delivered are sometimes referred to as the "Second Closing Date" and the First Closing Date and the Second Closing Date are sometimes each referred to as a "Closing Date".


     Delivery of and payment for the Option PIES shall be made at the place specified pursuant to the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Underwriters and Dominion) at 10:00 A.M., Richmond, Virginia time, on the Second Closing Date. On the Second Closing Date, Dominion, through the facilities of DTC, shall deliver or cause to be delivered a securities entitlement with respect to the Option PIES to the Representative for the account of each Underwriter against payment of the purchase price by wire transfer of same-day funds to a bank account designated by Dominion. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option PIES shall be registered in the name of Cede & Co., as nominee of DTC.

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     6.   Covenants of Dominion.  Dominion agrees that:
          ---------------------

          (a) If the Representative so requests, Dominion, at or prior to the Closing Date, will deliver to the Representative conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representative. The Representative will be deemed to have made such a request for copies for each of the several Underwriters, Simpson Thacher & Bartlett, and Mays & Valentine, L.L.P., counsel to the Underwriters, with respect to any such documents that are not electronically available through the Commission's EDGAR filing system.

          (b) Dominion will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement and Prospectus and of this Agreement, (ii) the preparation, issuance and delivery of the PIES, (iii) any fees and expenses of the Trustee, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent and (iv) the printing and delivery to the Underwriters in reasonable quantities of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended). Dominion also will pay all taxes, if any, on the issuance of the PIES. In addition, Dominion will pay the reasonable out of pocket fees and disbursements of Underwriters' outside counsels, Simpson Thacher & Bartlett and Mays & Valentine, L.L.P., in connection with the qualification of the PIES under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or Dominion).

          (c) If, during the time when a prospectus relating to the PIES is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, Dominion promptly will
     (i) notify the Representative to suspend solicitation of purchases of the PIES and (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, Dominion will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that Dominion shall not file such documents or amendments without also furnishing copies thereof to the Representative and Simpson Thacher & Bartlett and Mays & Valentine, L.L.P. Any such documents or amendments which are electronically available through the Commission's EDGAR filing system shall be deemed to have been furnished by the Company to the Representative and Simpson Thacher & Bartlett and Mays & Valentine, L.L.P.

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          (d)  Dominion will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement; and Dominion will also advise the Representative promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (e) Dominion will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of Dominion (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

          (f) Dominion will furnish such information as may be lawfully required and otherwise cooperate in qualifying the PIES for offer and sale under the securities or blue sky laws of such states as the Representative may designate; provided, however, that Dominion shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

          (g) Fees and disbursements of Simpson, Thacher & Bartlett and Mays & Valentine, L.L.P., who are acting as counsel for the Underwriters (exclusive of fees and disbursements of such counsel which are to be paid as set forth in Section 6(b)), shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, Dominion shall reimburse the Representative for the account of the Underwriters for the amount of such fees and disbursements.

          (h) Dominion shall not, and it shall prior to closing obtain from its executive officers (as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act) (the "Executive Officers") and its directors their agreement not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any PIES, Common Stock or Purchase Contracts, as the case may be, or any securities of Dominion similar to the PIES, or any security convertible into or exercisable or exchangeable for PIES, Common Stock or Purchase Contracts or any securities of Dominion similar to the PIES, or file any Registration Statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly

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     or indirectly, the economic consequence of ownership of the PIES, Common
     Stock, Purchase Contracts or any securities of Dominion similar to the PIES or, any such securities convertible into or exercisable or exchangeable for such securities, whether any such swap or transaction described in clause
     (i) or (ii) above is to be settled by delivery of PIES, Common Stock, Purchase Contracts or such other securities, in cash or otherwise, for a period of 60 days from the date hereof without the prior written consent of the Representative, other than (A) pursuant to this Agreement; (B) Treasury PIES or Corporate PIES to be created or recreated upon substitution of pledged securities or shares of Common Stock issuable upon early settlement of the Corporate PIES or Treasury PIES; (C) any shares of Common Stock issued by Dominion upon exercise of an option, warrant, or the conversion of a security outstanding on the date hereof; (D) any shares of Common Stock issued, or options to purchase such shares granted, pursuant to any employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans and the Dominion Direct Investment plan; (E) the sale or surrender to Dominion by any of its Executive Officers or directors of any options or Common Stock underlying options in order to pay the exercise price or taxes associated with the exercise of options; (F) any issuance by Dominion of Common Stock in connection with acquisitions that close more than 60 days after the date hereof or any acquisition in which the party or parties receiving the Common Stock agree to be bound by the restrictions of this Section 6(h);
     (G) transactions by any person other than Dominion relating to Common Stock or other securities acquired in open market transactions after the completion of the offering of the PIES; (H) transfers by any person, other than Dominion, by gift, will or intestacy, or to affiliates or immediate family members, provided that the transferee agrees to be bound by the restrictions of this Section 6(h); (I) the filing by Dominion of a shelf registration statement from which Dominion will not offer any securities for a period a 60-day period after its filing date. Dominion shall also use reasonable efforts to obtain, prior to closing, from its officers, other than the Executive Officers, agreements to comply with this Section 6(h), provided however, that failure to deliver these agreements shall not be deemed a failure on the part of Dominion to perform its obligations and satisfy all conditions required of it under this Agreement.

          (i) To use best efforts to complete the listing of the Corporate PIES and the Common Stock to be issued and sold pursuant to the Purchase Contracts on the New York Stock Exchange, Inc., subject only to official notice of issuance and evidence of satisfactory distribution.

     7.   Conditions of Underwriters' Obligations; Termination by the
          -----------------------------------------------------------
Underwriters.
------------

          (a) The obligations of the Underwriters to purchase and pay for the PIES on any Closing Date shall be subject to the following conditions on such Closing Date:

          (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of Dominion threatened by, the Commission on such date. The Representative shall have received, prior to payment for the PIES, a certificate dated the Closing Date and signed by the President or any Vice President of Dominion to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of Dominion, threatened by the Commission.


          (ii) At the Closing Date an order or orders of the Commission pursuant to the Holding Company Act permitting the issuance and sale of the PIES shall be in full force and effect and all provisions of such order or orders heretofore entered are deemed acceptable to the Representative and Dominion, and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Representative and Dominion unless within 24 hours after receiving a copy of any such order either shall give notice to the other to the effect that such order contains an unacceptable provision.

          (iii) At the Closing Date the Representative shall receive, on behalf of the several Underwriters, the opinions of McGuireWoods LLP, counsel to the Company, Simpson Thacher & Bartlett and Mays & Valentine, L.L.P., counsels to the Underwriters, the Company's General Counsel, and Cravath Swaine & Moore, counsel to the Purchase Contract Agent substantially in the forms attached hereto as Schedules III, IV, V, VI and VII, respectively, all in form and substance satisfactory to the Representative.

          (iv) The Representative shall have received from Deloitte & Touche LLP, on the date of this Agreement and on the Closing Date, with respect to Dominion, and from PricewaterhouseCoopers LLP, on the date of this Agreement, with respect to Consolidated Natural Gas Company for periods ending not later than December 31, 1999, a letter addressed to the Representative, dated the date of this Agreement and the Closing Date with respect to Deloitte & Touche LLP, and dated the date of this Agreement with respect to PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants' SAS 72 "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, including the pro-forma financial information.

          (v) Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement and the Prospectus (exclusive of amendments or supplements after the date hereof), and except for the sale of Dominion's common stock pursuant to Dominion's registration statement No. 333-35501 as contemplated in Section

     6(h)(vii) above, there shall not have occurred (1) any change in the common stock or long-term debt of Dominion (other than a decrease in the aggregate principal amount of such debt outstanding), (2) any material adverse change in the general affairs, financial condition or earnings of Dominion and its subsidiaries taken as a whole or (3) any material transaction entered into by Dominion or a Significant Subsidiary other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Representative is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the PIES on the terms and in the manner contemplated in the Prospectus and this Agreement, or (B) there shall not have occurred (1) a downgrading in the rating accorded Dominion's senior unsecured notes, or securities that are pari passu to Dominion's senior unsecured notes, by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a suspension of trading of any securities of Dominion on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or if there has occurred any material adverse change in the financial markets, the effect of which outbreak, escalation, declaration, calamity, crisis or material adverse change, in the reasonable judgment of the Representative, makes it impracticable to proceed with the public offering or delivery of the PIES on the terms and in the manner contemplated in the Prospectus and in this Agreement.

          (vi) On the Closing Date, the representations and warranties of Dominion in this Agreement shall be true and correct as if made on and as of such date, and Dominion shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, at the Closing Date, the Representative shall have received a certificate to such effect signed by the President or any Vice President of Dominion.

          (vii) All legal proceedings to be taken in connection with the issuance and sale of the PIES shall have been satisfactory in form and substance to Simpson Thacher & Bartlett and Mays & Valentine, L.L.P.

          (b) In case any of the conditions specified above in Section 7(a) shall not have been fulfilled, this Agreement may be terminated by the Representative upon mailing or delivering written notice thereof to Dominion; provided, however, that in case the conditions specified in subsections 7(a)(v) and (vi) shall not have been fulfilled, this Agreement may not be so terminated by the Representative unless Underwriters who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the PIES shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in
     Section 9 and Sections 6(b), 6(g) and 7(c) hereof.

          (c) If this Agreement shall be terminated by the Representative pursuant to Section 7(b) above or because of any failure or refusal on the part of Dominion to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Dominion shall be unable to perform its obligations under this Agreement, then in any such case, Dominion will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 6(g)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, Dominion shall be absolved from any further liability hereunder, except as provided in Section 6(b) and Section 9.


     8.   Conditions of the Obligation of Dominion.  The obligation of Dominion
          ----------------------------------------
to deliver the PIES shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case such conditions shall not have been fulfilled, this Agreement may be terminated by Dominion by mailing or delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(b), 6(g), 9 and 10 hereof.


     9.   Indemnification and Contribution.  (a)  Dominion agrees to indemnify
          --------------------------------
and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any Preliminary Prospectus (if and when used prior to the effective date of the Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing agreement, insofar as it relates to any Preliminary Prospectus, shall not inure to the benefit of any Underwriter (or to the benefit of any person who controls such Underwriter) on account of any losses, claims, damages or liabilities arising out of the sale of any of the PIES by such Underwriter to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if Dominion shall have made any supplements or amendments which have been furnished to the Representative), shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act and Dominion satisfied its obligations pursuant to Section 6(a) hereof, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to Dominion by or on behalf of any Underwriter for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any Preliminary Prospectus. The indemnity agreement of Dominion contained in this Section 9(a) and the representations and warranties of Dominion contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the PIES.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Dominion, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any Preliminary Prospectus (if and when used prior to the effective date of the Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished herein or in writing to Dominion by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any Preliminary Prospectus. The indemnity agreement of the respective Underwriters contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Dominion or any such controlling person, and shall survive the delivery of the PIES.

     (c) Dominion and each of the Underwriters agrees that, upon the receipt of notice of the commencement of any action against Dominion or any of its officers or directors, or any person controlling Dominion, or against such Underwriter or controlling person as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and
(ii) does not include a
statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Dominion, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by Dominion on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Dominion and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     10.  Termination.  If any one or more of the Underwriters shall fail or
          -----------
refuse to purchase the PIES which it or they have agreed to purchase hereunder, and the aggregate principal amount of the PIES which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of PIES, then the other Underwriters shall be obligated severally in the proportions which the total number of PIES set forth opposite their respective names in Schedule II bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the PIES which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase the PIES and the total number of PIES with respect to which such default occurs is more than one-tenth of the total number of PIES and arrangements satisfactory to the Underwriters and Dominion for the purchase of such PIES are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Section 6(g) and

Section 9) or of Dominion (except as provided in Section 6(b) and Section 9). In any such case not involving a termination, either the Representative or Dominion shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


     11.  Representations, Warranties and Agreements to Survive Delivery.  All
          --------------------------------------------------------------
representations, warranties and agreements contained in this Agreement or contained in certificates of officers of Dominion submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of Dominion, and shall survive delivery of the PIES.


     12.  Miscellaneous.  The validity and interpretation of this Agreement
          -------------
shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of Dominion, the Underwriters and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of Dominion referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such, of any of the PIES from any of the several Underwriters.

     13.  Notices.  All communications hereunder shall be in writing and if to
          -------
the Underwriters shall be mailed, telecopied or delivered to the Representative at the address set forth on Schedule I hereto, or if to Dominion shall be mailed, telecopied or delivered to it, attention of Treasurer, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).

     Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between Dominion and the several Underwriters in accordance with its terms.

                              DOMINION RESOURCES, INC.



                              By:_________________________________
                                 Name:
                                 Title:

The foregoing agreement is
hereby confirmed and accepted,
as of the date first above
written.

LEHMAN BROTHERS INC.
     acting individually and as Representative of the Underwriters named in Schedule II hereto


By: LEHMAN BROTHERS INC.



________________________________
Authorized Signatory
Name:
Title:

                                  SCHEDULE I


Titles of PIES:  Premium Income Equity Securities

Dividend on Corporate PIES: 9.500%

Coupon on Senior Note: 8.050%

Purchase Contract Payment: 1.450%

Total Number of PIES Being Offered: 7,500,000 PIES

Price to Public Per PIES: $50.00

Total Price to Public: $375,000,000

Underwriting Discount and Commissions Per PIES: $1.50

Total of Underwriting Discount and Commissions: $11,250,000

Proceeds to Dominion Per PIES: $48.50

Total Proceeds to Dominion: $363,750,000

Time of Delivery:  October 12, 2000, 10:00 A.M.

Closing Location:  One James Center
                   901 East Cary Street
                   Richmond, VA  23219

The PIES will be available for inspection by the

Representative at:

                   One James Center
                   901 East Cary Street
                   Richmond, VA  23219

Address for Notices to the Underwriters:

                   Lehman Brothers
                   3 World Financial Center
                   New York, New York 10285
                   Attn: Global Power Group
                   facsimile number: (212) 526-1553
with a copy of any notice pursuant to Section 9(c) also sent to:

                   Simpson Thacher & Bartlett
                   425 Lexington Avenue
                   New York, New York 10017-3954
                   facsimile number: (212) 455-2502

                   Mays & Valentine, L.L.P.
                   1111 East Main Street
                   Richmond, Virginia 23219
                   facsimile number: (804) 697-1339

                                  SCHEDULE II



                                                  Number of  PIES
Underwriter                                       to be Purchased
-----------                                       ---------------

Lehman Brothers Inc.                                    3,750,000
Banc of America Securities LLC                            937,500
Credit Suisse First Boston Corporation                    937,500
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated                             937,500
Morgan Stanley & Co. Incorporated                         937,500
                                                        ---------

                                           Total:       7,500,000

                                 SCHEDULE  III

                           PROPOSED FORM OF OPINION

                                      OF

                          SIMPSON THACHER & BARTLETT.
                             425 Lexington Avenue
                         New York, New York 10017-3954


                          Re: DOMINION RESOURCES, INC


Lehman Brothers Inc.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Morgan Stanley & Co. Incorporated

c/o Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

     We have acted as your counsel in connection with the purchase by you of an aggregate of up to 7,500,000 Premium Income Equity Securities ("PIES") consisting of up to 7,500,000 Corporate PIES (the "Corporate PIES") issued by Dominion Resources, Inc., a Virginia corporation (the "Company"), pursuant to the Underwriting Agreement, dated October 5, 2000, (the "Underwriting Agreement"), between you and the Company. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

     We have examined the (i) Registration Statement on Form S-3 (File No. 333-93187) filed by the Company under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "Registration Statement");
(ii) the Company's prospectus dated January 6, 2000

                                     III-1

(the "Base Prospectus"), as supplemented by the prospectus supplement relating to the PIES dated October 5, 2000 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Act, which pursuant to Form S-3 incorporates by reference or is deemed to incorporate by reference (i) the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1999; (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; (iii) the Current Reports on Form 8-K and Form 8-K/A, filed January 3, 2000, February 1, 2000, March 23, 2000, June 21, 2000,
June 22, 2000, July 11, 2000 and September 11, 2000; and (iv) the description of the Company's common stock contained in Form 8-B (Item 4) dated April 29, 1983 (the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     We have also examined (i) the Purchase Contract Agreement, dated as of October 12, 2000, (the "Purchase Contract Agreement"), between the Company and The Chase Manhattan Bank, as Purchase Contract Agent; (ii) the Pledge Agreement, dated as of October 12, 2000 (the "Pledge Agreement"), among the Company, Bank One Trust Company, N.A. as Collateral Agent and Securities Intermediary, and The Chase Manhattan Bank, as Purchase Contract Agent; (iii) the Remarketing Agreement, dated as of October 12, 2000, between the Company and Lehman Brothers Inc. (the "Remarketing Agreement"); (iv) the Indenture, dated as of June 1, 2000 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee, as amended and Supplemented by the Seventh Supplemental Indenture to the Indenture, dated October 1, 2000, pursuant to which the Senior Notes will be issued; (v) the Global Corporate PIES Certificates; (vi) the Global Treasury PIES Certificates; (vii) the Global Senior Notes; (viii) a specimen of a share of

                                     III-2
common stock of the Company; and (ix) the Underwriting Agreement. The Purchase Contract Agreement, the Pledge Agreement, the Indenture, the PIES and the Senior Notes are collectively referred to as the "Operative Documents."

     In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          In addition, for purposes of this opinion we have assumed the following:

               (i) the Company has been duly incorporated and, since the date of execution of each Operative Document, has been validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia;

               (ii) the Company has full power, authority and legal right to enter into and perform its obligations under, and consummate the transactions contemplated by, each Operative Document;

               (iii) the execution, delivery and performance of the Operative Documents by the Company do not violate the laws of the Commonwealth of Virginia or any other applicable laws (excepting the laws of the State of New York and the federal laws of the United States); and

               (iv) the execution, delivery and performance of the Operative Documents by the Company do not constitute a breach or violation of any agreement or instrument which is binding upon it.

                                     III-3

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. Assuming (a) the due authorization, execution and delivery of the Purchase Contract Agreement by the Company and (b) that the Purchase Contract Agreement is the valid and legally binding obligation of the Purchase Contract Agent, the Purchase Contract Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2. Assuming (a) the due authorization, execution and delivery of the Pledge Agreement by the Company and (b) that the Pledge Agreement is the valid and legally binding obligation of the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, the Pledge Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3. Assuming (a) the due authorization, execution and delivery of the Indenture by the Company and the due qualification of the Indenture under the Trust Indenture Act and (b) that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4. Assuming (a) the due authorization, execution and delivery of the PIES by the Company, (b) the due execution of the PIES by the Purchase Contract Agent as attorney-in-fact of the holders thereof, (c) the due authentication of the PIES by the Purchase Contract Agent, (d) the due authorization, execution and issuance of the Senior Notes by the Company and (e) the due authentication of the Senior Notes by the Trustee, upon payment and delivery in accordance with the Underwriting Agreement, the PIES constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Purchase Contract Agreement.

     5. Assuming (a) the due authorization, execution and issuance of the Senior Notes by the Company and (b) the due authentication by the Trustee, upon payment and delivery of the PIES in accordance with the Underwriting Agreement, the Senior Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

     6. The statements made in the Base Prospectus under the caption "Description of Stock Purchase Contracts and Stock Purchase Units", "Description of Capital Stock - Common Stock" and "Description of Debt Securities", as supplemented by the statements made in the Prospectus Supplement under the caption

                                     III-4

          "Prospectus Supplement Summary - The Offering", "Description of the PIES", "Description of the Purchase Contracts" and "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement", "Description of the Senior Notes" insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

     Our opinions set forth in paragraphs 1, 2, 3, 4, and 5 above are subject to
(i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing; provided, however, that based on a review of applicable case law, upon the occurrence of a Termination Event, Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. (S)(S) 101-1330, as amended) should not substantively limit the provisions of Sections 3.16 and 5.8 of the Purchase Contract Agreement and Section 5.4 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in the Senior Notes or the Treasury Securities.

     All legal proceedings taken by the Company in connection with the offering of the PIES, and the legal opinions, dated the date hereof, rendered to you pursuant to the Underwriting Agreement by James F. Stutts, Esq., Vice President and General Counsel of the Company, McGuireWoods LLP, counsel to the Company, and Mays & Valentine, L.L.P., counsel to you, each members of the Bar of the Commonwealth of Virginia, are in form satisfactory to us.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

                                     III-5

     This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                              Very truly yours,



                              SIMPSON THACHER & BARTLETT

                                     III-6

                                  SCHEDULE IV

                           PROPOSED FORM OF OPINION

                                      OF

                           MAYS & VALENTINE, L.L.P.
                            Bank of America Center
                             1111 East Main Street
                           Richmond, Virginia  23219



                         Re:  DOMINION RESOURCES, INC.

                  7,500,000 PREMIUM INCOME EQUITY SECURITIES
                    Consisting of 7,500,000 Corporate PIES

                               October __, 2000



Lehman Brothers Inc.
as Representative for the Underwriters
     listed in Schedule II to the Underwriting Agreement
c/o Lehman Brothers
3 World Financial Center
New York, New York 10285


Ladies and Gentlemen:

          We have acted as counsel for you in connection with arrangements for the issuance by Dominion Resources, Inc. (Dominion) of up to 7,500,000 Premium Income Equity Securities (the PIES) and the offering of the PIES by you pursuant to an Underwriting Agreement dated October 5, 2000, by and between you and Dominion (the Underwriting Agreement). All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

          We have examined originals, or copies certified to our satisfaction of such corporate records of Dominion, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of Dominion and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of Dominion, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

          In addition, we attended the closing held today at the offices of McGuireWoods LLP, One James Center, Richmond, Virginia, at which Dominion satisfied the conditions contained in Section 7 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

          Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

          1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Prospectus.

          2. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by Dominion.

          3. The Remarketing Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by Dominion.

          4. The PIES have been duly authorized by all necessary corporate action and have been duly executed and delivered by Dominion.

          5. The Purchase Contract Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by Dominion.

          6. The Pledge Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by Dominion.

          7. The Senior Notes have been duly authorized by Dominion and, when duly executed by Dominion and completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of Dominion entitled to the benefits provided by the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          8. The Indenture has been duly authorized, executed and delivered by Dominion and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of Dominion, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          9. The unissued shares of Common Stock to be issued and sold by Dominion pursuant to the Purchase Contracts have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable.

          10. The Registration Statement (Reg. No. 333-93187) with respect to the PIES filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of PIES in the manner therein specified.

          11. The Registration Statement (which includes the Incorporated Documents) and the Prospectus (except that we express no comment or belief with respect to the financial statements and schedules and other financial or statistical information contained in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

          12. As to the statements relating to the Senior Notes under DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF SENIOR DEBT SECURITIES in the prospectus initially filed as part of the Registration Statement, as supplemented by the statements under the DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement dated October 5, 2000 (the Prospectus Supplement), and statements relating to the Common Stock under DESCRIPTION OF CAPITAL STOCK in the prospectus initially filed as part of the Registration Statement, we are of the opinion that the statements are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading.

          13. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. As to the other matters, we have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or in the Prospectus. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement except as stated above in regard to the captions in the opinion in the preceding paragraph. We note that we were not involved in the preparation of the Registration Statement or the prospectus initially filed as part thereof, and that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Prospectus Supplement, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. None of the foregoing disclosed to us any information that gives us reason to believe that the Registration Statement (except the financial statements incorporated by reference therein, as to which we express no opinion) contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus now contains, any untrue statement of a material fact or omitted on said date or now omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing opinion is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

         14. An appropriate order of the Securities and Exchange Commission (the Commission) with respect to the sale of the PIES under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the PIES as contemplated by the Underwriting Agreement. No approval or consent by any public regulatory body, other than such order and notification of effectiveness by the Commission, is legally required in connection with the sale of the PIES as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the PIES in such states) and the carrying out of the provisions of the Underwriting Agreement.

          We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.


                              Very truly yours,


                              MAYS & VALENTINE, L.L.P.

                                  SCHEDULE  V

                           PROPOSED FORM OF OPINION

                                      OF

                               MCGUIREWOODS LLP
                               One James Center
                             901 East Cary Street
                           Richmond, Virginia 23219


                         Re:  DOMINION RESOURCES, INC.

                  7,500,000 PREMIUM INCOME EQUITY SECURITIES
                    Consisting of 7,500,000 Corporate PIES

                               October __, 2000




Lehman Brothers Inc.
     as Representative for the Underwriters
     listed in Schedule II to the Underwriting Agreement
c/o Lehman Brothers
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          The arrangements for issuance of up to 7,500,000 Premium Income Equity Securities (the PIES), of Dominion Resources, Inc. (Dominion), pursuant to an Underwriting Agreement dated October 5, 2000, by and between Dominion and the Underwriters listed on Schedule II as attached thereto (the Underwriting Agreement), have been taken under our supervision as counsel for Dominion.
Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

          We have examined originals, or copies certified to our satisfaction, of such corporate records of Dominion, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of Dominion and of the Trustee, and other documents, as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of Dominion, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

          On this basis we are of the opinion that:

          1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Public Utility Holding Company Act of 1935, the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture, the Senior Notes, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement by Dominion or for the offering, issuance, sale or delivery of the PIES. An appropriate order of the Securities and Exchange Commission (the Commission) with respect to the sale of the PIES under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the PIES as contemplated by the Underwriting Agreement.

          2. The Indenture has been duly authorized, executed, and delivered by, and constitutes a valid and binding obligation of, Dominion and has been duly qualified under the Trust Indenture Act, in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          3. The Corporate PIES have been duly authorized by Dominion, and when duly executed by Dominion (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and delivered by Dominion and upon payment therefor as set forth in the Underwriting Agreement, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of Dominion entitled to the benefits of the Purchase Contracts and enforceable against Dominion in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          4. The Treasury PIES, when issued, will be duly authorized by Dominion, and when duly executed by Dominion (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract

Agent) and delivered by Dominion, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of Dominion entitled to the benefits of the Purchase Contracts and enforceable against Dominion in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          5. The Senior Notes have been duly authorized by Dominion and, when duly executed by Dominion and completed and authenticated by the Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for in accordance with the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of Dominion entitled to the benefits provided by the Indenture, in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          6. The unissued shares of Common Stock to be issued and sold by Dominion pursuant to the Purchase Contracts have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable.

          7. The Purchase Contract Agreement has been duly authorized by Dominion and, when duly executed by the proper officers of Dominion (assuming due execution and delivery by the Purchase Contract Agent) and delivered by Dominion, will constitute a valid and binding agreement of Dominion enforceable against Dominion in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; provided, however, that based on a review of applicable case law, upon the occurrence of a Termination Event, Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. (S)(S) 101-1330, as amended) should not substantively limit the provisions of Sections ____ and ____ of the Purchase Contract Agreement and Section __ of the Pledge Agreement that require termination of the Purchase Contract Agreement and release of the Collateral Agent's security interest in the Senior Notes or the Treasury Securities.

          8. The Pledge Agreement has been duly authorized by Dominion and, when duly executed by the proper officers of Dominion (assuming due execution and delivery by the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent) and delivered by Dominion, will constitute a valid and binding agreement of Dominion enforceable against Dominion in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; provided, however, that based on a review of applicable case law, upon the occurrence of a Termination Event, Section

365(e)(1) of the Bankruptcy Code (11 U.S.C. (S)(S) 101-1330, as amended) should not substantively limit the provisions of Sections ___ and ___ of the Purchase Contract Agreement and Section ___ of the Pledge Agreement that require termination of the Purchase Contract Agreement and release of the Collateral Agent's security interest in the Senior Notes or the Treasury Securities.

          9. The Corporate PIES, the Indenture, the Senior Notes, the Common Stock to be issued and sold pursuant to the Purchase Contract Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, when the Corporate PIES are delivered pursuant to the Agreement, will conform to the descriptions thereof contained in the Prospectus.

          10. The Registration Statement (Reg. No. 333-93187) with respect to the PIES filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of the PIES in the manner therein specified.

          11. The Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder (except that we express no comment or belief with respect to the financial statements and schedules and other financial or statistical information contained in the Registration Statement or Prospectus).

          12. We are of the opinion that the statements relating to the PIES, the Senior Notes, and the Common Stock contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF DEBT SECURITIES, ADDITIONAL TERMS OF SENIOR DEBT SECURITIES, DESCRIPTION OF CAPITAL STOCK and DESCRIPTION OF STOCK PURCHASE CONTRACT AGREEMENT AND STOCK PURCHASE UNITS, as all or any of them have been supplemented by the statements under DESCRIPTION OF THE PIES, DESCRIPTION OF THE PURCHASE CONTRACTS, CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS, THE PURCHASE CONTRACT AGREEMENT, AND THE PLEDGE AGREEMENT and DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement dated October 5, 2000 are substantially accurate and fair.

          13. We have participated in conferences with officers and other representatives of Dominion and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and we have consulted with officers and other employees of Dominion to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of Dominion and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we attended the due diligence meetings with representatives of Dominion and the closing at which Dominion satisfied the conditions contained in Section 7 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of the other records of Dominion which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement, we have relied solely on the officers of Dominion. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in regard to the captions in the opinion in the preceding paragraph and in paragraph 14 below. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus contains now, any untrue statement of a material fact or omitted on such date or omits now to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We are of the opinion that the Registration Statement (excepting the financial statements incorporated therein by reference, as to which we express no opinion) complies as to form in all material respects with all legal requirements. The foregoing opinion is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

         14. With regard to the discussion in the Prospectus Supplement under the caption CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS, we are of the opinion that under current United States federal income tax law, although the discussion does not purport to discuss all possible United States federal income tax consequences of the PIES, such discussion constitutes an accurate summary of the matters discussed therein in all material respects. In rendering the aforementioned tax opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service, or, if challenged, by a court.

          We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.



                              Yours very truly,


                              MCGUIREWOODS LLP

                                  SCHEDULE VI


                           PROPOSED FORM OF OPINION

                                      OF

                              GENERAL COUNSEL OF
                           DOMINION RESOURCES, INC.

                              120 Tredegar Street
                              Richmond, VA 23219


                         Re:  DOMINION RESOURCES, INC.

                  7,500,000 PREMIUM INCOME EQUITY SECURITIES
                    Consisting of 7,500,000 Corporate PIES

                               October __, 2000


Lehman Brothers Inc.
     as Representative for the Underwriters
     listed in Schedule II to the Underwriting Agreement
c/o Lehman Brothers
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          The arrangements for issuance of up to 7,500,000 Premium Income Equity Securities (the PIES), of Dominion Resources, Inc. (Dominion), pursuant to an Underwriting Agreement dated October 5, 2000, by and between Dominion and the Underwriters listed on Schedule II as attached thereto (the Underwriting Agreement), have been taken under my supervision as Vice President and General Counsel of Dominion. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

          As Vice President and General Counsel of Dominion, I have general responsibility over the attorneys within Dominion's Legal Department responsible for rendering legal counsel to Dominion regarding corporate, financial, securities, and other matters. I am generally familiar with the organization, business and affairs of Dominion. I am also familiar with the proceedings taken and proposed to be taken by Dominion in connection with the offering and sale of the PIES, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the PIES. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

          On this basis I am of the opinion that:

          1. Dominion has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement; and Dominion is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

          2. Each Significant Subsidiary of Dominion has been duly incorporated and is validly existing as a corporation in good standing under the respective laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

          3. The Underwriting Agreement has been duly authorized, executed and delivered by Dominion.

          4. The Remarketing Agreement has been duly authorized, executed and delivered by Dominion.

          5. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which Dominion or one of its subsidiaries is a party or to which any of Dominion's or any of its subsidiaries' properties is subject other than any proceedings described in the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the power or ability of Dominion to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby or by the Prospectus.

          I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.


                              Yours very truly,

                                 SCHEDULE VII
                           PROPOSED FORM OF OPINION

                                      OF

                            CRAVATH SWAINE & MOORE
                      COUNSEL TO THE CHASE MANHATTAN BANK
                               World Wide Plaza
                                825 8th Avenue
                           New York, New York 10019


                         Re:  DOMINION RESOURCES, INC.

                  7,500,000 PREMIUM INCOME EQUITY SECURITIES
                    Consisting of 7,500,000 Corporate PIES


                               October __, 2000



Dominion Resources, Inc.
120 Tredegar Street
Richmond, Virginia 23219


Lehman Brothers Inc.
     as Representative for the Underwriters
     listed in Schedule II to the Underwriting Agreement
c/o Lehman Brothers
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          We have acted as counsel to The Chase Manhattan Bank (the "Bank") in connection with (a) the Purchase Contract Agreement, dated as of October 12, 2000 (the "Purchase Contract Agreement"), between Dominion Resources, Inc. (the "Company") and the Bank, as Purchase Contract Agent, (b) the Pledge Agreement, dated as of October 12, 2000 (the "Pledge Agreement"), among the Company, the Bank, as Purchase Contract Agent, and Bank One Trust Company, N.A., as Collateral Agent and Securities Intermediary, and (c) the __,000,000 Premium Income Equity Securities (the "PIES") issued under the Purchase Contract Agreement on the date hereof.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including copies of the Purchase Contract

                                     VII-1

Agreement, the Pledge Agreement and certain resolutions adopted by the Board of Directors of the Bank.

          Based upon the foregoing, we are of opinion that:

          (i) the Bank has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York;

          (ii) the Bank has the corporate trust power and authority to execute, deliver and perform its duties under the Purchase Contract Agreement and the Pledge Agreement, has duly executed and delivered the Purchase Contract Agreement and the Pledge Agreement, and, insofar as the laws governing the trust powers of the Bank are concerned and assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Purchase Contract Agreement and the Pledge Agreement constitutes a legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

          (iii) the execution, delivery and performance by the Bank of the Purchase Contract Agreement and the Pledge Agreement do not conflict with or constitute a breach of the charter or bylaws of the Bank;

          (iv) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the trust powers of the Bank is required in connection with the execution and delivery by the Bank of the Purchase Contract Agreement or the Pledge Agreement or the performance by the Bank of its duties thereunder, except such as have been obtained, taken or made; and

          (v) the PIES issued on the date hereof have been duly authenticated by the Bank, as Purchase Contract Agent.

          We are admitted to practice only in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal law of the United States of America. We are furnishing this opinion to you solely for your benefit. This opinion is not to be relied upon by any other person or used, circulated, quoted or otherwise referred to for any other purpose.



                              Very truly yours,


                              CRAVATH SWAINE & MOORE

                                     VII-2